Exhibit 99.1

LANI PIXELS A/S

C o n s o l i d a t e d    F i n a n c i a l    S t a t e m e n t s

December 31, 2016 and 2015

Lani Pixels A/S

Consolidated Financial Statements

For the Year Ended December 31, 2016 and 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Lani pixels A/S

We have audited the accompanying consolidated balance sheets of Lani Pixels A/S (“the Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lani Pixels A/S as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred accumulated losses and a working capital deficit as of December 31, 2016 and 2015 which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in the footnotes to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
June 23, 2017

office   801.783.2950

fax       801.783.2960

www.sadlergibb.com ½Main: 2455 East Parleys Way Suite 320, Salt Lake City, UT 84109 ½ Provo: 3507 N University Ave#100, Provo, UT 84604

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Lani Pixels A/S

Consolidated Balance Sheets

December 31, 2016 and 2015

	2016	2015
Assets
Current assets:
Cash and cash equivalents	$485,067	$37,606
Marketable securities	4,628,570	–
Accounts receivable, net	97,378	2,414
Other receivables	260,387	10,225
Prepaid expenses and other current assets	62,846	36,827
Total current assets	5,534,248	87,072

Property and equipment, net	169,028	143,752
Film and production costs	2,300,662	–
Movie rights	922,483	728,856

Total assets	$8,926,421	$959,680

Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable and accrued liabilities	$728,717	$300,657
Due to related parties	1,677,241	1,382,004
Total current liabilities	2,405,958	1,682,661

Long-term debt, net	3,631,258	–
Total liabilities	6,037,216	1,682,661

Stockholders' equity (deficit)
Preferred stock, no par value, 0 and 1,000 shares authorized, issued and outstanding at December 31, 2016 and 2015	–	1,000
Common stock, no par value 3,751,000 and 750,000 shares authorized, issued and outstanding at December 31, 2016 and 2015	5,283,772	140,666
Accumulated deficit	(2,048,830)	(966,908)
Accumulated other comprehensive income (loss)	(345,737)	102,261

Total stockholders' equity (deficit)	2,889,205	(722,981)

Total liabilities and stockholders' equity (deficit)	$8,926,421	$959,680

See accompanying notes to the consolidated financial statements.

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Lani Pixels A/S

Consolidated Statements of Operations

Years Ended December 31, 2016 and 2015

	2016	2015

Revenues	$132,698	$294,004

Cost of revenues	406,733	294,111

Gross profit (loss)	(274,035)	(107)

Operating expenses	580,758	337,812

Net operating loss	(854,793)	(337,919)

Other income (expenses):
Foreign currency transactions	(94,712)	(5,719)
Interest and financing expense	(132,417)	(2,390)
Total other income (expenses)	(227,129)	(8,109)

Net loss	$(1,081,922)	$(346,028)

Net loss per share:
Basic	(1.13)	(0.46)
Diluted	(1.13)	(0.46)

Weighted average common shares outstanding:
Basic	954,452	751,000
Diluted	954,452	751,000

See accompanying notes to the consolidated financial statements.

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Lani Pixels A/S

Consolidated Statements of Comprehensive Loss

Years Ended December 31, 2016 and 2015

	2016	2015
Net loss	$(1,081,922)	$(346,028)

Other comprehensive income (loss):
Foreign currency translation	(167,890)	50,268
Unrealized loss on available for sale securities	(280,108)	–

Comprehensive loss	$(1,529,920)	$(295,760)

See accompanying notes to the consolidated financial statements.

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Lani Pixels A/S

Consolidated Statements of Changes in Stockholders' Equity (Deficit)

						Accumulated
						Other
	Preferred Stock - no par value		Common Stock - no par value		Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Deficit	Income (loss)	Total
Balance at December 31, 2014	1,000	$1,000	750,000	$121,609	$(620,880)	$51,993	$(446,278)
Net loss	–	–	–	–	(346,028)	–	(346,028)
Foreign currency translation	–	–	–	–	–	50,268	50,268
Capital contributions	–	–	–	19,057	–	–	19,057
Balance at December 31, 2015	1,000	1,000	750,000	140,666	(966,908)	102,261	(722,981)
Net loss	–	–	–	–	(1,081,922)	–	(1,081,922)
Preferred shares exchanged for common shares	(1,000)	(1,000)	1,000	1,000	–	–	–
Issuance of common stock for shares of Lani Pixels DMCC	–	–	2,250,000	–	–	–	–
Issuance of common stock for shares of Ominto	–	–	750,000	5,142,106	–	–	5,142,106
Unrealized loss on available for sale securities	–	–	–	–	–	(280,108)	(280,108)
Foreign currency translation	–	–	–	–	–	(167,890)	(167,890)
Balance at December 31, 2016	–	$-	3,751,000	$5,283,772	$(2,048,830)	$(345,737)	$2,889,205

See accompanying notes to the consolidated financial statements.

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Lani Pixels A/S

Consolidated Statements of Cash Flows

Years Ended December 31, 2016 and 2015

	2016	2015
Operating activities
Net loss	$(1,081,922)	$(346,028)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	63,098	41,893
Amortization of loan costs in interest expense	23,385	–

Changes in operating assets and liabilities:
Accounts receivable	(20,758)	(223)
Other receivables	(261,131)	930
Prepaid expense and other current assets	(26,920)	21,669
Accounts payable and accrued liabilities	302,851	(115,241)
Net cash used in operating activities	(1,001,397)	(397,000)

Investing activities
Capital expenditures	(88,915)	(155,500)
Intangible assets - movie rights	(966,170)	–
Intangible assets - film costs	(1,210,454)	(715,795)
Net cash used in investing activities	(2,265,539)	(871,295)

Financing activities
Loans from related parties	292,198	1,300,859
Proceeds from long-term debt	3,779,842	–
Capital contributions	–	19,057
Net cash used in financing activities	4,072,040	1,319,916

Effect of exchange rate changes on cash and cash equivalents	(357,643)	(19,300)

Net decrease in cash and cash equivalents	447,461	32,321
Cash and cash equivalents at beginning of period	37,606	5,285
Cash and cash equivalents at end of period	$485,067	$37,606

Supplemental Disclosure of Cash flow Information
Interest paid	$–	$–
Income taxes paid	$–	$–

Supplemental Disclosure of Non-cash Investing and Financing Activities
Acquisition of marketable securities for stock	$5,127,879	$–
Unrealized loss on available for sale securities	$280,108	$–
Preferred shares exchanged for common shares	$1,000	$–
Debt discount issued in connection with debenture	$264,477	$–

See accompanying notes to the consolidated financial statements.

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Lani Pixels A/S

Notes to Consolidated Financial Statements

1. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) in U.S. dollars. The consolidated financial statements include the accounts of Lani Pixels A/S and its wholly owned subsidiaries (collectively, the “Company”). All intercompany transactions have been eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has had limited revenues and has incurred net losses since inception. To continue with its plan to produce a feature length animated film and meet its obligations as they become due, the Company may require additional capital or may need to liquidate its marketable securities. There is no guarantee that the Company will be able to raise additional capital or realize sufficient proceeds from the sale of its marketable securities. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Nature of Operations

Lani Pixels A/S was formed in 2005 in Denmark. The Company is in the business of producing computer generated animated films and digital marketing content from its studios in Denmark and Dubai. The Company’s principal project is to architect and produce a feature length, animated film which is expected to be released in late 2019. During the years ended December 31, 2016 and 2015, the Company generated revenues through the production of digital marketing content to a limited number of customers.

In December 2016, the Company entered into a share and exchange agreement with Ominto, Inc. (“Ominto”), a U.S. publicly traded company, whereby, among other things, the Company issued 750,000 shares of common stock in exchange for 1,285,714 shares of Ominto valued at approximately $5,100,000, and the Company became a 40.02% controlled subsidiary of Ominto.

Use of Estimates and Judgments

The preparation of consolidated financial statements, in conformity with US GAAP requires the Company to make estimates and assumptions that affected the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results may differ from these estimates.

Foreign Currency

Financial statements of foreign subsidiaries operating in other than highly inflationary economies are translated at period-end exchange rates for assets and liabilities and average exchange rates during the period for income and expense accounts. The resulting translation adjustments are recorded within accumulated other comprehensive income or loss. Financial statements of subsidiaries operating in highly inflationary economies are translated using a combination of current and historical exchange rates and any translation adjustments are included in current earnings. Gains or losses resulting from foreign currency transactions are recorded in operating expense. The Company has no subsidiaries operating in highly inflationary economies.

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In accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 830, Foreign Currency Matters, companies with foreign operations or foreign currency transactions are required to prepare the statement of cash flows using the exchange rates in effect at the time of the cash flows. The Company uses an appropriately weighted average exchange rate for the period for translation if the result is substantially the same as if the rates at the dates of the cash flows were used. The consolidated statement of cash flows reports the effect of exchange rate changes on cash balances held in foreign currencies as a separate part of the reconciliation of the change in cash and cash equivalents during the period.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturities of three (3) months or less at the date of transaction to be cash equivalents. The Company maintains cash in bank deposit accounts in Denmark and United Arab Emirates, which at times may exceed the federally insured limits in those countries. We have not experienced any losses in such accounts and believe we are not exposed to any significant credit risk on cash and cash equivalents.

Marketable Securities

The Company classifies marketable securities as held-to -maturity, available-for-sale, or trading at time of purchase and re-evaluates such classification at each balance sheet date. At December 31, 2016, all marketable securities were classified as available for sale and accordingly, reported at fair value with unrealized gains and losses reported as a component of other comprehensive income or loss. Realized gains or losses, if any, are included in earnings.

The following table presents information about the Company’s marketable securities measured at fair value on a recurring basis as of December 31, 2016:

ASSETS, at fair value at December 31, 2016	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Ominto shares	$4,628,570	-	-	$4,628,570

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms and are recorded at the invoiced amount. The carrying amount of accounts receivable may be reduced by an allowance that reflects management's best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances and based on assessment of current credit worthiness, estimates the portion, if any, of the balance that is not expected to be collected. All accounts or portions thereof determined to be uncollectible are written off to the allowance for doubtful accounts. The Company recorded allowances of $14,049 and $0 at December 31, 2016 and 2015.

Other Receivables and Due From Related Parties

Other receivables and due from related parties are stated at the outstanding balances of amounts to be realized. The carrying amount may be reduced by an allowance that reflects management's best estimate of the amounts that will not be collected. As the Company believes all accounts are realizable, no allowance has been recorded at December 31, 2016 or 2015.

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Intangible Assets

Intangible assets principally consist of film production costs and acquired movie rights related to the Company’s principal project. Film production costs include costs to develop and produce computer animated motion pictures, which primarily consists of salaries, equipment and overhead. Production overhead, a component of film costs, includes allocable costs of individuals or departments with exclusive or significant responsibility for the production of our films. In the event a film is not set for production within three years from the time of the first capitalized transaction, all such costs will be expensed.

Once a film is released, capitalized costs are amortized in the proportion that the revenue during the period for each film bears to the estimated revenue to be received from all sources under the individual-film-forecast-computation method as defined in FASB’s Accounting Standards Codification 926-605-25. The amount of film costs that are amortized each quarter depends on how much future revenue is expected to be received from each film. The Company makes certain estimates and judgments of future gross revenues to be received for each film based on historical results and management’s knowledge of the industry. Estimates of anticipated total gross revenues are reviewed periodically and may be revised if necessary. A change to the estimate of gross revenues for an individual film may result in an increase or decrease to the percentage of amortization of capitalized film costs relative to a previous period. Unamortized film production costs are compared with net realizable value each reporting period on a film-by-film basis to assess whether there are any indicators of impairment. If estimated remaining gross revenues are not sufficient or are indicative of a potential impairment, the unamortized film production costs will be written down to fair value. No amortization has been recorded as the film has not been released.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major improvements and additions are charged to the asset accounts, while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense as incurred. Depreciation is computed by the straight-line method using various rates based generally on the estimated useful lives of the assets which range from three to five years.

Impairment of Long-Lived Assets

In accordance with ASC 360, Property, Plant and Equipment - Subsequent Measurement (“ASC 360”), the Company reviews the carrying value of long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. Recoverability of the carrying value of the asset is assessed by estimating the future net cash flows expected to result from the asset, including eventual disposition. The estimate of cash flows is based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. Estimates of undiscounted cash flows may differ from actual cash flows due to, among other things, technological changes, economic conditions, changes to the business model or changes in operating performance. If the sum of the undiscounted cash flows (excluding interest) is less than the carrying value, an impairment loss may be recognized, measured as the amount by which the carrying value exceeds the fair value of the asset. Fair value is determined using available market data, comparable asset quotes and/or discounted cash flow models.

Debt Issuance Costs

Debt issuance costs are presented as a reduction of long-term debt on the consolidated balance sheets and amortized over the term of the loan, using the straight-line method which approximates the interest method. For the year ended December 31, 2016, the Company recorded a debt discount of approximately $265,000. For the years ended December 31, 2016 and 2015 amortization totaled approximately $23,000 and $0, respectively which is included in interest expense on the accompanying statements of operations.

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Fair Value Measurements

Fair value is defined by the ASC as the price that the Company would receive to sell an asset or pay to transfer a liability in a timely transaction with an independent counter-party in the principal market or, in the absence of a principal market, the most advantageous market for the investment or liability. A three-tier hierarchy is established to distinguish between (1) inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing an asset or liability developed based on the best information available in the circumstances (unobservable inputs); and establishes a classification of fair value measurements for disclosure purposes. Various inputs are used in determining the value of the Company’s investments. The hierarchy is summarized in the three broad levels listed below.

Level 1 - quoted prices in active markets for identical investments

Level 2 - other significant observable inputs (including quoted prices for similar investments, interest rates, credit risk, etc.)

Level 3 - significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

The Company’s marketable securities consists of 1,285,714 shares of stock of Ominto, which is recorded at fair value on a recurring basis based on the last reported sales price closest to the balance sheet date and categorized in Level 1 of the fair value hierarchy.

Fair Value of Financial Instruments

Long-term debt and due from related parties – Based upon the interest rates, payment terms, current economic conditions, risk characteristics, collateral and other factors, the carrying amount of these financial instruments approximate market value.

Revenue Recognition

The Company recognizes film revenue from the distribution of its animated feature films and related products when earned and reasonably estimable in accordance with FASB Accounting Standards Codification 926-605-25. The following conditions are met in order to recognize revenue:

●	persuasive evidence of a sale or licensing arrangement with a customer exists;

●	the film is complete and, in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery;

●	the license period of the arrangement has begun and the customer can begin its exploitation, exhibition or sale;

●	the arrangement fee is fixed or determinable; and

●	collection of the arrangement fee is reasonably assured.

If one of more of the preceding conditions are not met, the Company defers recognizing revenue until all of the conditions are met. The Company recognizes revenue from its films net of distribution fees, reserves for returns, and marketing and distribution expenses.

Cost of Revenues

The Company’s costs of revenues are comprised of the costs to produce the distributed films, principally payroll and related expenses.

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Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes (“ASC 740”) under which deferred tax assets and liabilities are determined based on temporary differences between accounting and tax bases of assets and liabilities and net operating loss and credit carry forwards, using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. A provision for income tax expense is recognized for income taxes payable for the current period, plus the net changes in deferred tax amounts. There are no significant book / tax differences and any deferred tax assets are offset by a valuation allowance as amounts are not expected to be realized.

In accordance with ASC 740-10, Accounting for Uncertainty in Income Taxes, the Company adopted a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

Loss Per Share

The Company’s loss per share is computed by dividing net loss by the weighted average number of common shares outstanding. Diluted loss per share reflects the potential dilution that could occur if stock options and or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the losses of the Company. There were no potentially dilutive instruments outstanding at December 31, 2016 and 2015.

2. Concentration of credit risk

At December 31, 2016 and 2015, one customer accounted for approximately 87% and 91%, respectively, of accounts receivable. During the years ended December 31, 2016 and 2015, one customer accounted for approximately 51% and 91%, respectively, of revenues.

3. Acquisition of Intangible Assets - Film Costs and Movie Rights

In November 2016, in order to consolidate the production of the feature length, animated film project, the Company acquired all of the outstanding stock of Lani Pixels DMCC, a company owned by certain shareholders of Lani Pixels A/S, for 2,250,000 shares of stock. The assets acquired were principally intangible assets related to the movie rights and production costs and were recorded at zero basis, as the companies are considered to be under common control.

4. Property and Equipment

Property and equipment comprised the following:

	2016	2015
Computer hardware and software	$397,869	$361,781
Office equipment	152,523	120,699
Furniture and fixtures	22,071	1,677
	572,463	484,157
Accumulated depreciation	403,435	340,405
Total	$169,028	$143,752

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Depreciation expense totaled approximately $63,000 and $42,000 for the years ended December 31, 2016 and 2015, respectively.

5. Due to Related Parties

Due to related parties consists of the following at December 31, 2016 and 2015:

	2016	2015
Best Invest advances	$1,176,487	$1,376,169
Ominto note	500,754	-
Kim Pagel advances	-	5,835
Current	$1,677,241	$1,382,004

Best Invest Advances

The Company borrowed funds from Best Invest Commercial Broker, LLC, and entity controlled by a stockholder of the Company. Advances are uncollateralized, non-interest bearing and due on demand.

Ominto Note

As part of the share exchange agreement, the Company borrowed $ 500,000 from Ominto, the Company’s 40.02% controlling stockholder. The loan bears interest at 3% per annum and matures October 31, 2017.

Kim Pagel Advances

The Company borrowed funds from Kim Pagel, a stockholder of the Company. Advances are uncollateralized, non-interest bearing and due on demand.

6. Long-Term Debt

During 2016, the Company authorized up to $12,000,000 of senior secured term bonds (“Debenture”). As of December 31, 2016, there was a total of $3,861,448 of Debentures outstanding; of which Ominto is the holder of a $2,000,000 debenture. The Debenture has a coupon of 5% per annum, payable semi-annually and a running fee that entitles the holder to 3% of the gross revenues from any feature length, animated film projects between July 1, 2017 and December 31, 2025, paid semi-annually on April 12 for the preceding semi-annual period from July 1 through December 31. The Debenture matures on April 12, 2026 and has a call option under which the principal amount may be redeemed in whole from April 12, 2019 or on any consecutive coupon date thereafter.

Should the Company default on the Debenture, the holders of the Debenture (including Ominto) have a first priority lien and security interest in all assets, revenues, shares, accounts and rights, and any future movie productions, including but not limited to first priority pledges over all of the Company’s direct and indirect equity interests, and all other tangible and intangible personal property.

Upon issuance of the Debentures, the Company incurred an original issue discount of 7% amounting to approximately $265,000. This discount is being amortized over the term of the Debentures on a straight-line basis, which approximates the interest method. Long-term debt at December 31, 2016 is presented net of unamortized debt issuance costs of $230,190.

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7. Capital Stock

During the years ended December 31, 2016 and 2015, the Company has authorized 2 classes of stock, Preferred Stock and Common Stock.

Preferred Stock

As of December 31, 2014, the Company had a designation of 1,000 shares of Preferred A shares issued and outstanding. The Preferred A shares have the same voting rights as the common shares and no liquidation preferences.

On November 28, 2016, the Board of Directors of the Company elected to combine both classes of stock. As such, all issued and outstanding Preferred A shares were exchanged for Common Stock. As of December 31, 2016, there were no Preferred A shares issued and outstanding.

Common Stock

As of December 31, 2014, the Company had authorized and issued 750,000 shares of common stock.

On November 28, 2016, the Board of Directors of the Company elected to combine both classes of stock and increased the Common stock authorized, issued and outstanding to 751,000 shares.

On November 29, 2016, the Board of Directors of the Company elected to increase the common stock authorized to 3,001,000 shares. On this date, the Board elected to issue 2,250,000 shares to acquire Lani Pixels DMCC (note 3).

On December 13, 2016 the Board of Directors of the Company elected to increase the common stock authorized to 3,751,000. On this date, the Board issued 750,000 shares to Ominto as part of a share exchange agreement whereby the Company acquired 1,285,714 of Ominto’s common stock valued at $5,142,106 (note 1).

8. Commitments and Contingencies

The Company leases facilities in Denmark and Dubai under non-cancellable operating leases expiring through June 2020. The approximate future minimum rentals for years subsequent to December 31, 2016 are as follows:

2017	$37,830
2018	38,587
2019	39,358
2020	19,874
Noncurrent	$1,382,004

The Company incurred rent expense of $114,818 and $70,424 during the years ended December 31, 2016 and 2015, respectively.

9. Subsequent Events

The Company has evaluated subsequent events through June 23, 2017, which is the date the accompanying consolidated financial statements were available to be issued.

Subsequent to December 31, 2016, the Company borrowed an aggregate of $1,050,060 from Ominto by executing a series of promissory notes. All of the notes are unsecured and bear interest at 12% per annum. Principal and accrued interest are due at the maturity date of each note, through May 2018.

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